SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	0-8771	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (801) 588-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 26, 2009, Evans & Sutherland Computer Corporation (“E&S”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that E&S does not comply with Listing Rule 5550(b) (formerly Nasdaq Marketplace Rule 4310(c)(3)), which requires E&S to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The letter also indicated that E&S had not regained compliance during the extension period granted by Nasdaq in April 2009.  The letter further provides that, unless E&S requests an appeal of Nasdaq’s determination, trading of E&S’ common stock will be suspended on July 8, 2009. E&S has determined not to request an appeal of Nasdaq’s determination.

E&S has been advised by Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter, that its securities are immediately eligible for quotation at the open of business on July 8, 2009. E&S common shares may, in the future, also be quoted on the Over-the-Counter Bulletin Board, an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), provided that a market maker in the E&S common stock files the appropriate application with, and such application is cleared by, FINRA.

On July 2, 2009, E&S issued the press release regarding the Nasdaq letter, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release, dated July 2, 2009, issued by Evans & Sutherland Computer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009	EVANS & SUTHERLAND COMPUTER CORPORATION

	By:	/s/ Paul Dailey
Name: Paul Dailey
Its: Chief Financial Officer and Corporate Secretary